UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2011
ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware

(State Or Other Jurisdiction Of Incorporation)

000-52421	20-2281511

(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive, Suite 610
Bloomington, MN	55437

(Address Of Principal Executive Offices)	(Zip Code)
(763) 226-2701

Registrant’s Telephone Number, Including Area Code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and Sections 6, 7 and 9 are not applicable and therefore omitted.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     Advanced BioEnergy, LLC (the “Company”) held its Regular Meeting of Members on March 18, 2011. Of the Company’s 24,714,180 membership units outstanding and entitled to vote at the 2011 Regular Meeting, 19,622,843 membership units or 79.4% were present either in person or by proxy.
     The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.
1.	To elect three Group III directors to serve for a term of three years or until their respective successors have been elected and qualified.

Nominee	For	Withhold
Neil S. Hwang	19,421,257	201,586
John E. Lovegrove	19,443,713	179,130
Bryan A. Netsch	19,418,213	204,630
2.	To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain
19,444,487	47,660	130,696
3.	To cast a non-binding advisory vote on executive compensation.

For	Against	Abstain
19,153,485	218,209	251,149
4.	To cast a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation.

1 Year	2 Year	3 Year	Abstain
18,722,846	330,794	179,175	390,028
As a result, each nominee was elected as a director of the Company and Proposals 2 and 3 were approved. With respect to Proposal 4, the non-binding advisory vote on the frequency of future executive compensation advisory votes, approximately 95% of the votes cast voted in favor of holding the vote every year, which was the recommendation of the Company’s Board of Directors. Because the Board had recommended a one year frequency of future advisory votes on executive compensation, the Company’s Board will likely determine that non-binding advisory member votes on executive compensation be conducted on an annual basis when it considers this issue at its next meeting.

ITEM 8.01	OTHER EVENTS.
Legal Proceedings — Arbitration with Former Chief Executive Officer
     As previously disclosed, in June 2009, Revis Stephenson, the Company’s former chairman of the board, chief executive officer and director, filed a demand for arbitration with the American Arbitration Association (AAA) alleging that the Company breached its employment agreement with him and defamed him when it terminated his employment in January 2009. Mr. Stephenson is seeking additional compensation and damages, including but not limited to two years of compensation and benefits. On January 26, 2011, the arbitration record was closed. On February 23, 2011, the arbitrator issued an interim award (subject to final determination) that included a request that the parties negotiate to resolve certain open issues. The Company intends to proceed in accordance with the arbitrator’s request, and to explore all other options available to the Company. However, the Company cannot ensure that any negotiations will produce a satisfactory result for the parties or the arbitrator. The Company intends to provide an update of developments in the arbitration in its Form 10-Q for the quarter ended March 31, 2011, or sooner if it is able to resolve matters related to the arbitration.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC
By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and Chief Financial Officer

Date: March 23, 2011